Exhibit 99.1

Investor Presentation November 2019

2 This investor presentation contains statements concerning Bay Banks of Virginia, Inc.’s expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements may constitute "forward - looking statements" as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of Bay Banks of Virginia, Inc. include, but are not limited to, our ability to achieve the cost savings associated with the recent and planned initiatives and the expenses associated with those initiatives; our ability to successfully manage our growth or implement our growth strategy; changes in interest rates and general economic conditions; the legislative/regulatory climate; monetary and fiscal policies of the U. S. Government, including policies of the U.S . Treasury and Federal Reserve Board; the quality or composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in the company's market areas; acquisitions and dispositions; and tax and accounting rules, principles, polices and guidelines; and other risks and uncertainties described from time to time in Bay Banks of Virginia Inc.’s reports filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating the forward - looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, Bay Banks of Virginia, Inc. undertakes no obligation to revise or update publicly any forward - looking statements for any reason. Caution Forward - Looking Statements

3 3 Company History Bay Banks of Virginia, Inc. (the “Company” or “BAYK”) is the holding company for Virginia Commonwealth Bank (“VCB” or the “Bank”) and VCB Financial Group, Inc. With nearly 170 years of combined history as independent community banks, Bank of Lancaster and Virginia Commonwealth Bank merged on April 1, 2017 VCB currently has 18 banking offices and one loan production office located throughout the Richmond metro area, the Northern Neck and the Hampton Roads regions of Virginia VCB serves businesses, professionals and consumers with a wide variety of financial services, including retail banking, commercial banking and mortgage lending VCB Financial Group provides management services for personal and corporate trusts, including estate planning, estate settlement, trust administrations, wealth management and insurance services As of September 30, 2019, the Company had $1.1 billion in assets, $ 931.8 million in gross loans, $ 893.7 million in deposits and a market capitalization of $ 110 million

Overview of BAYK

BAY BANKS of Virginia

- Headquartered in Richmond, Bay Banks of Virginia has $1.1 billion in assets and improving performance metrics
- The Company is run by a deep and experienced management team
- Investments in the vibrant Richmond and Virginia Beach markets are yielding strong results and creating opportunities for steady growth
- The Bank continues to realize increased efficiencies with the benefits of scale, resulting from the merger and subsequent growth
- Management's focus (in the near term) is to continue to increase profitability through
  - shifting the loan mix,
  - growing noninterest-bearing deposits,
  - lowering deposit costs, and
  - managing expenses

	For the Fiscal Year Ended			For the Quarter Ended		
	2016Y	2017Y	2018Y	2019 Q1	2019 Q2	2019 Q3
Balance Sheet						
Total Assets ($mm)	$487	$971	$1,081	$1,104	$1,094	$1,112
Total Net Loans ($mm)	$382	$759	$894	$911	$911	$924
Total Deposits ($mm)	$382	$762	$842	$857	$876	$894
Total Equity ($mm)	$42	$115	$117	$120	$123	$125
Profitability						
Return on Average Assets	0.55%	(0.17%)	0.39%	0.55%	0.62%	0.66%
Return on Average Equity	6.19%	(1.58%)	3.36%	5.05%	5.72%	5.97%
Net Interest Margin	3.40%	3.98%	3.61%	3.45%	3.29%	3.45%
Efficiency Ratio	80.1%	85.7%	84.8%	78.1%	77.7%	72.8%
Balance Sheet Ratios						
Loans / Deposits	101.0%	100.6%	107.1%	107.2%	104.8%	104.3%
Capital Ratios[1]						
Tier 1 Leverage Ratio	9.18%	8.97%	9.42%	10.09%	10.14%	10.32%
Tier 1 Ratio	12.56%	11.65%	10.80%	11.74%	12.00%	12.05%
Total Risk-Based Ratio	13.69%	12.70%	11.68%	12.60%	12.82%	12.85%
Asset Quality						
Nonaccrual loans[2] / Gross Loans	0.58%	0.85%	0.58%	0.59%	0.50%	0.77%
Nonperforming assets[2] / Assets	1.60%	1.12%	0.81%	0.82%	0.71%	0.84%
Allowance for Loan Losses / Gross Loans	1.00%	1.01%	0.88%	0.86%	0.82%	0.80%
Net charge-offs / Average Loans	0.17%	0.17%	0.15%	0.16%	0.19%	0.21%

1 Bank level data
2 Excludes troubled-debt restructurings (TDRs) and purchased credit impaired loans (PCI)
Source: S&P Global Market Intelligence and SEC Filings

4

5 5 Improving Profitability Return on Average Assets Return on Average Equity Efficiency Ratio Net Interest Margin 1 Ratios for 2017 reflect enhanced loan loss provision recorded at year - end 2017 for a certain portfolio of consumer loans. 2 Adjustments to net income include merger - related expenses of $575k in 2016 and $2.0mm in 2017, and merger - related expenses and costs incurred for early retirement program of $846k in 2018; tax affected at a 34% tax rate in 2016 and 2017, 21% in 2018. YTD data through September 30, 2019. Source: S&P Global Market Intelligence and SEC Filings Note: Adjusted profitability measures are non - GAAP (generally accepted accounting practices) measures. See discussion of non - GAAP measures at end of presentation. Adjusted 2 As Reported Adjusted 2 As Reported Adjusted 2 As Reported 1 1

6 6 Improving Profitability Return on Average Assets Return on Average Equity Efficiency Ratio Net Interest Margin Source : S&P Global Market Intelligence and SEC Filings

7 7 Improving Profitability Net Income and Pre - tax, Pre - provision Income 1 Pre - tax , Pre - provision Income 1 Net Income 1 Pre - tax, pre - provision income is a non - GAAP measure. See discussion of non - GAAP measures at end of presentation. Source : S&P Global Market Intelligence and SEC Filings

8 8 Balance Sheet Trends Total Assets Total Net Loans Book Value Per Share Total Deposits Dollars in millions, except per share data 1 Tangible Book Value Per Share is a non - GAAP measure. See discussion of non - GAAP measures at end of presentation. Source: S&P Global Market Intelligence and SEC Filings Legacy VCB Legacy VCB Legacy VCB Book value per share Tangible Book value per Shar e 1

9 9 Noninterest Income / Expense Noninterest Expense/ Average Assets Noninterest Income / Average Assets Note: Change in noninterest income / average assets from 2016 to 2017 is a result of increased assets due to the merger. Adjusted noninterest expense excludes merger - related expenses and costs incurred for early retirement program. See discussion of non - GAAP measures at end of presentation. YTD data as of or through September 30, 2019. Source: S&P Global Market Intelligence and SEC Filings Primary Sources of Noninterest Income: • Trust and Wealth Management fees • Services charges and other bank fees • 1 - 4 Family portfolio servicing and secondary market sales Adjusted As Reported

10 10 Loan Composition Trends Source: S&P Global Market Intelligence and SEC Filings ( in thousands) 2015Y 2016Y 2017Y 2018Y 2019 Q3 Construction and Land Development 43,159$ 40,841$ 66,965$ 109,475$ 119,278$ Commercial Mortgages (Non Owner Occupied) 29,086 35,343 146,757 180,073 193,480 Commercial Mortgages (Owner Occupied) 43,956 41,825 80,052 87,241 83,643 Residential First Mortgages 164,405 194,007 269,365 298,894 301,185 Res Revolving and Junior Mortgages 26,497 26,425 46,498 38,313 33,694 Commercial and industrial Loans 35,104 43,024 114,093 164,608 186,281 Consumer Loans 5,015 3,544 42,566 23,740 14,471 Total Loans 347,222 385,009 766,296 902,345 932,032 Unamortized Deferred Fees/Costs 324 391 200 (252) (269) Total Loan Book including def fees/costs 347,546$ 385,400$ 766,496$ 902,093$ 931,763$

11 11 Historical Asset Quality Nonperforming Assets 1 / Assets Nonaccrua l Loans 1 / Gross Loans Net Charge - offs / Average Loans Allowance for Loan Loses / Gross Loans 1 Excludes troubled - debt restructurings (TDRs) and purchased credit impaired loans (PCI) Source: S&P Global Market Intelligence and SEC Filings

12 12 Deposit Composition Trends Source: S&P Global Market Intelligence and SEC Filings ( in thousands) 2017Y 2018Y 2019 Q3 Noninterest-bearing demand 103,037$ 114,122$ 124,670$ Interest-bearing demand 91,326 76,302 71,459 Money market 144,797 225,626 242,602 Savings 63,330 57,473 58,344 Time 358,989 368,670 396,614 Total 761,479$ 842,192$ 893,687$

Deposit Market Share & Branch Footprint

BAY BANKS of Virginia

MSA Deposit Market Share

Rank	Institution	Branches	Total Deposits	Total Mkt Share
Richmond, VA				
1	Bank of America Corporation (NC)	22	14,168,280	37.99
2	BB&T Corp. (NC)	71	7,668,347	20.56
3	Wells Fargo & Co. (CA)	56	6,820,013	18.29
4	Atlantic Union Bkshs Corp. (VA)	30	2,998,326	8.04
5	TowneBank (VA)	9	860,265	2.31
6	C&F Financial Corp. (VA)	15	840,473	2.25
7	Community Bankers Trust Corp (VA	12	609,395	1.63
8	Southern National Bncp of VA (VA)	12	494,358	1.33
9	Bay Banks of Virginia Inc. (VA)	8	463,331	1.24
10	Village Bank & Trust Finl Corp (VA)	9	426,930	1.14
	Total For Institutions In Market	**304**	**37,298,319**	

Rank	Institution	Branches	Total Deposits	Total Mkt Share
Virginia Beach-Norfolk-Newport News, VA-NC				
1	BB&T Corp. (NC)	73	7,402,204	28.85
2	TowneBank (VA)	27	5,688,966	22.18
3	Wells Fargo & Co. (CA)	44	4,823,135	18.80
4	Bank of America Corporation (NC)	29	3,165,086	12.34
5	Atlantic Union Bkshs Corp. (VA)	25	1,112,720	4.34
6	Old Point Financial Corp. (VA)	21	842,299	3.28
7	Southern BancShares (NC) (NC)	11	468,882	1.83
8	Chesapeake Financial Shares (VA)	8	404,553	1.58
9	PNC Financial Services Group (PA)	10	395,858	1.54
10	Farmers Bankshares Inc. (VA)	7	364,057	1.42
16	Bay Banks of Virginia Inc. (VA)	2	34,377	0.13
	Total For Institutions In Market	**307**	**25,653,234**	


Culpeper
Aquia
La Plata
Cambridge
Chancellor
Fredericksburg
Chaptico
Lexington Park
Montross
Pocomoke
Fort A.P. Hill Military Reservation
Tidewater Trl
Beaverdam
Lawsonia
Ashland
Saluda
Richmond
Ware Neck
Eastville
Williamsburg
York River
James
Cape Charles
Cox Rd
Newport News
Hampton
Dinwiddie
Sussex
Norfolk
Totaro
Emporia
Franklin
Great Dismal Nat'l Wildlife Ref
Chesapeake
Branch
LPO

Note: Deposit data as of June 30, 2018
Source: S&P Global Market Intelligence, FDIC

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14 Virginia Market Demographics Overview Projected Population Growth (%) Projected Household Income Growth (%) 5.56 4.90 4.71 4.17 2.78 2.35 2.26 1.71 0.87 0.59 0.25 0.20 (0.63) 4.31 2.80 3.72 3.56 11.46 10.85 10.13 10.06 9.37 9.14 8.24 6.82 6.24 4.74 3.58 1.67 (0.56) 8.06 7.11 7.93 8.82 Note: Percent of deposit franchise pertains to top chart Source: S&P Global Market Intelligence 9.6% Percent of Deposit Franchise 18. 5% 4.3% 12.0% 0.1% 4.9% 7.3% 3.5% 5.7% 1.6% 7.3% 3.1% 22.1% 58.2% 4.3% 100% 100%

15 Market Conditions Headline News

16 16 Subordinated Debt $25 million of subordinated debt Egan - Jones rated: BBB+ 5.625% coupon Oversubscribed Use of proceeds: Potential repayment of existing 6.50% sub debt - callable May 2020 Improve capital ratios Improve loan concentrations: Q3 2019 - CRE/TRBC was 260% and ADC/TRBC was 99%) Position for growth Fund share repurchase – approximately 258K ESOP shares potentially obligated to repurchase (ESOP holds 760K shares - ~ 5.6% of outstanding)

17 17 2020 Headwinds Declining loan yields Net interest margin pressure Maintaining earning assets (payoffs / refinances) Repricing of existing earning assets Slowing loan growth Noninterest - bearing deposit growth Risk of loss of deposits in newer markets Executing cost saving initiatives Market Driven Cost saves will not make up for market driven conditions

18 18 2020 Priorities Explore complementary businesses to increase noninterest income. Purely margin focused banks will suffer in lower rate environment Cross – selling execution is paramount Execute cost savings initiatives – branch rationalization Increase effort to sell residential mortgages to secondary market Focus on wealth management profitability while exploring the possibility of adding a complementary business Acquisition / Merger of equals that would be complementary to our cost of deposits and would bring efficiencies

19 Investment Opportunity With over $1.1 billion in assets, Bay Banks of Virginia, Inc. (BAYK) is the 3rd largest community bank headquartered in Richmond and 16th largest in the Commonwealth of Virginia Deep, talented leadership team with the ability to take the Company to the next level Emerging growth story with significant opportunities in Richmond and Hampton Roads markets Ability to realize scale from recent infrastructure investments The Company expects improving profitability in near term quarters as investments in Richmond and Hampton Roads markets are realized

Leadership

21 Randal R. “Randy” Greene – Vice Chairman, President & Chief Executive Officer Mr. Greene is the President and CEO of Bay Banks of Virginia. He serves on the Boards of Bay Banks, Virginia Commonwealth Bank and VCB Financial Group. He joined the family of companies in the fall of 2011. Randy received his Bachelor of Business Administration from East Tennessee State University in 1982 and began his banking career in 1984. Prior to joining Bay Banks, Randy was a Regional President of State of Franklin Bank, a division of Jefferson Federal Bank in Johnson City, Tennessee. Fr om 1996 to 2008, he was President and CEO, Director and Founder of State of Franklin Savings Bank and Chairman of its Executive Committee. Randy has substantial knowledge of successfully growing a community bank with experience in all areas of banking, including managing multiple teams, as a senior credit officer with years of direct experience working with regulator y agencies, 25 years of lending experience, and has been directly responsible for managing the asset quality of a $350 million community bank. He was awarded 2015 Outstanding Alumni for the College of Business at Eastern Tennessee State University. C. Frank Scott, III – Chairman of the Board & President of Virginia Commonwealth Bank Mr. Scott is currently the Chairman of the Board, Chairman of VCB Financial Group and President of Virginia Commonwealth Bank. Before the merger with Virginia Bancorp, he was the Chief Executive Officer of Virginia Commonwealth Bank and served on the Board since 1987. He worked at Virginia Commonwealth Bank since 1999, before becoming CEO in 2011. He is the past President of the Petersburg Lions Club, the Southside Virginia Association of Realtors, and the Tri Cities Independent Insura nce Agent’s Association. He is currently a Member of the Board of the Appomattox Educational Foundation, the Prince George Alliance for Education Association, and the Richard Bland College Foundation. He is a Member of Redeemer Lutheran Church in Midlothian, Virginia and currently serves as a Member of the Board and as Treasurer. He received his BS degree in Finance from Virginia Tech in 1974 and his MA from the Charles F. Dolan School of Business at Fairfield University in Fairfield, Connecticut in 2003. Judy C. Gavant, CPA – Chief Financial Officer Ms. Gavant joined in March 2018 as Chief Financial Officer of Bay Banks of Virginia, Virginia Commonwealth Bank and VCB Financial Group. She brings more than 36 years experience in accounting, taxation, finance, and M&A. Ms. Gavant most recently served as Senior Vice President, Controller, and Chief Accounting Officer at Xenith Bankshares, Inc., which grew fro m $350 million in assets to over $3.0 billion in assets during her seven - year tenure. Prior to Xenith, Ms. Gavant served in a vari ety of leadership roles with both early - stage businesses and Fortune 500 corporations. She began her career with PriceWaterhouseCoopers LLP, where she served in the firm’s audit and tax practices over a nine - year period, and holds a BS in Accounting from Louisiana State University and a MS in Taxation from Virginia Commonwealth University. Leadership

22 Douglas F. Jenkins, Jr. – Chief Banking Officer Mr. Jenkins serves as Executive Vice President and Chief Banking Officer of Virginia Commonwealth Bank and Bay Banks of Virginia. Prior to the merger with Virginia Bancorp, he was Executive Vice President and Chief Banking Officer of Bank of Lancaster. Mr. Jenkins served as Senior Vice President of Bank of Lancaster from December 2009 until December 2011 and served as Senior Lending Officer from May 2008 until April 2013. From June 2011 until April 2013, he served as Retail Delivery Administrator. Prior to joining Bank of Lancaster in 2006 as a Vice President and Business Development Officer, Mr. Jenkins was a Vice President at SunTrust Bank, where he was a member of its Financial Institutions Group. Andrew G . Ferguson – Chief Credit Officer Mr . Ferguson a 33 - year banking veteran, has joined Virginia Commonwealth Bank as Executive Vice President, Chief Credit Officer . Prior to joining Virginia Commonwealth Bank, Mr . Ferguson began his banking career in Richmond at First Market Bank . He most recently served as Chief Credit Officer at The Heritage Bank in Georgia and previously worked as Executive Vice President, Chief Credit Officer at First Capital Bank in Richmond . Mr . Ferguson is a graduate of the University of Virginia and earned an MBA in Economics from the University of Richmond – Robins School of Business . C . Rodes “Dusty” Boyd, Jr . – Chief Lending Officer Mr. Boyd has served as Executive Vice President and Chief Lending Officer of Virginia Commonwealth Bank since April 2017. Mr. Boyd joined Virginia Commonwealth Bank in April 2011 as Executive Vice President and Chief Credit Officer, a role he served in until July 2012. Prior to joining Virginia Commonwealth Bank, Mr. Boyd was a Vice President in Commercial Banking with The Bank of Richmond and Gateway Bank from 2002 until 2009, and was the Richmond Market President for the Bank of Hampton Roads from March 2009 through December 2010. Mr. Boyd is currently serving a two - year term as Chairman of the Lending Executive Committee for the Virginia Bankers Association. Mr. Boyd is a graduate of the Virginia Military Institute and earned an MBA in Economics from the University of Richmond – Robins School of Business. Leadership (continued)

23 Leadership (continued) William (Bill) J. Callaghan – Chief Administrative Officer A 38 - year banking veteran, Mr. Callaghan joined Virginia Commonwealth Bank in March 2018 as Executive Vice President, Chief Administrative Officer. In this position, he is one of our executives who oversees day - to - day administrative operations of our Bank, which includes deposits, loans, mortgages, wealth management, human resources and compliance. Callaghan has over 35 years of progressive management experience within the financial services industry. He has been responsible for managing and overseeing 15+ core system conversions successfully. Callaghan most recently served as Senior Vice President, Chief Information Officer of Xenith Bank in Richmond. He was one of the original members of their Executive Team to assist in the start - up of Xenith. One of his initial tasks was to build the Technology and Operations platform. Callaghan built the infrastructure to be scalable and flexible to support a fast growing multi - billion - dollar financial institut ion without compromising on efficiency, productivity or security. Eric F . Nost – President & Chief Executive Officer of VCB Financial Group Mr. Nost, a financial services executive with over 30 years experience, leads Bay Banks’ wealth management subsidiary, VCB Financial Group, as President and CEO. Prior to Bay Banks, he managed a bank - owned investment firm, C&F Wealth Management Corp., building it to over $400 million in assets under management. A U.S. Navy veteran, Mr. Nost is a graduate of Virginia Military Institute, earned an MBA degree from Liberty University, and is a Certified Financial Planner.

Appendix

Non-GAAP Reconciliation

BAY BANKS of Virginia

Non-GAAP Reconciliation (Unaudited) *(Dollars in thousands, except per share data)*	Year Ended 12/31/2014	Year Ended 12/31/2015	Year Ended 12/31/2016	Year Ended 12/31/2017	Year Ended 12/31/2018	YTD Sept. 2019
Profitability Measures						
Net Income (Loss) - GAAP			$ 2,535	$ (1,272)	$ 3,878	$ 5,056
Less: Merger-related expenses (MRE)			(575)	(1,976)	(363)	-
Less: Early Retirement Program Expenses			-	-	(483)	-
Taxes [1]			195	672	178	-
Net Income (Loss) excluding MRE			$ 2,915	$ 32	$ 4,546	$ 5,056
Average Assets			$ 464,011	$ 763,443	$ 999,895	$ 1,101,323
Return on Average Assets excl. MRE			0.63%	0.00%	0.45%	0.61%
Average Equity			$ 40,974	$ 80,503	$ 115,468	$ 120,705
Return on Average Equity excl. MRE			7.11%	0.04%	3.94%	5.58%
Average Dilutive Shares Outstanding			4,799,946	9,399,223	13,122,136	13,092,367
Diluted Earnings Per Share excl. MRE			$0.61	$0.00	$0.35	$0.39
Tangible Book Value Per Share						
Total shareholders' equity	$ 39,239	$ 39,569	$ 41,705	$ 114,554	$ 117,476	$ 124,857
Less: intangible assets, net of deferred tax liability on core deposit intangible [1]	2,808	2,808	2,808	12,737	12,106	11,697
Tangible shareholders' equity	$ 36,431	$ 36,761	$ 38,897	$ 101,817	$ 105,370	$ 113,160
Shares outstanding at end of period	4,817,856	4,774,856	4,774,856	13,203,605	13,201,682	13,334,302
Tangible book value per share	$ 7.56	$ 7.70	$ 8.15	$ 7.71	$ 7.98	$ 8.49
Noninterest Expense / Avg. Assets						
Total noninterest expense			$ 15,233	$ 26,924	$ 32,119	$ 22,668
Less: Merger-related expenses (MRE)			(575)	(1,976)	(363)	-
Less: Early Retirement Program Expenses			-	-	(483)	-
Operating noninterest expense			$ 14,658	$ 24,948	$ 31,273	$ 22,668
Net Interest income			14,411	27,699	33,578	26,190
Noninterest income			4,610	3,684	4,303	3,585
Adjusted efficiency ratio			77.1%	79.5%	82.6%	76.1%
Efficiency ratio - GAAP			80.1%	85.8%	84.8%	76.1%
Average Assets			$ 464,011	$ 763,443	$ 999,895	$ 1,101,323
Adjusted Noninterest Expense / Avg. Assets			3.16%	3.27%	3.13%	2.74%

Notes: Set forth above are calculations of each of the non-GAAP financial measures included in the presentation. Management believes that these non-GAAP measures are meaningful because management uses them to assess the financial performance of the Company. Calculations of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

[1] Tax rate of 34% assumed in years through 2017 and 21% in 2018 and 2019.

25

26 Non - GAAP Reconciliation Notes: Set forth above are calculations of each of the non - GAAP financial measures included in the presentation. Management believes that these non - GAAP measures are meaningful because management uses them to assess the financial performance of the Company . Calculations of these non - GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies . Non-GAAP Reconciliation (Unaudited) (Dollars in thousands) 9/30/2018 12/31/2018 3/31/2019 6/30/2019 9/30/2019 Pre-tax, pre-loan loss provision income Net income 1,026$ 782$ 1,492$ 1,723$ 1,841$ Add: Income tax expense (benefit) 198 (112) 337 395 448 Add: Provision for loan losses 509 870 314 62 495 Pre-tax, pre-loan loss provision income 1,733$ 1,540$ 2,143$ 2,180$ 2,784$ As of and for the Three Months Ended

www.baybanks.com www.vcb.bank Contact Information Randy Greene Vice Chairman, President & Chief Executive Officer 804 - 435 - 4102 Randal.Greene@vcb.bank Judy Gavant Executive Vice President & Chief Financial Officer 804 - 518 - 2606 Judy.Gavant@vcb.bank